Exhibit 99.6

AGENCY AGREEMENT

(AMENDED AND RESTATED)

DATED 27 JUNE 2012

WT FINANCE (AUST) PTY LIMITED

(ABN 16 108 806 711)

WESTFIELD FINANCE (AUST) LIMITED

(ABN 37 093 642 865)

WFA FINANCE (AUST) PTY LIMITED

(ABN 41 108 802 384)

WESTFIELD UK & EUROPE FINANCE PLC

(Registered Number 8094102)

WT FINANCE (NZ) LIMITED

(Registered Number 1528068)

WESTFIELD FINANCE (NZ) LIMITED

(Registered Number 1527864)

as Issuers on the basis set out herein

WESTFIELD HOLDINGS LIMITED

(ABN 66 001 671 496)

WESTFIELD MANAGEMENT LIMITED

(ABN 41 001 670 579)

WESTFIELD AMERICA MANAGEMENT LIMITED

(ABN 66 072 780 619)

WEA FINANCE LLC

as Guarantors on the basis set out herein

DEUTSCHE BANK AG, LONDON BRANCH

as Agent

DEUTSCHE TRUSTEE COMPANY LIMITED

as Trustee

U.S.$10,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

AGENCY AGREEMENT

(AMENDED AND RESTATED)

in respect of a U.S.$10,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

THIS AGREEMENT is made on 27 June 2012

BETWEEN:

(1)	WT FINANCE (AUST) PTY LIMITED, ABN 16 108 806 711, a company incorporated with limited liability in Australia (WT Finance);

(2)	WESTFIELD FINANCE (AUST) LIMITED, ABN 37 093 642 865, a company incorporated with limited liability in Australia (WFAL);

(3)	WFA FINANCE (AUST) PTY LIMITED, ABN 41 108 802 384, a company incorporated with limited liability in Australia (WFAF);

(4)	WESTFIELD UK & EUROPE FINANCE PLC, registered number 8094102, a company incorporated with limited liability in England and Wales (WUKEF);

(5)	WT FINANCE (NZ) LIMITED, registered number 1528068, a company incorporated with limited liability in New Zealand (WT Finance NZ);

(6)	WESTFIELD FINANCE (NZ) LIMITED, registered number 1527864, a company incorporated with limited liability in New Zealand (WFNZ);

(7)	WESTFIELD HOLDINGS LIMITED, ABN 66 001 671 496, a company incorporated with limited liability in Australia (WHL);

(8)	WESTFIELD MANAGEMENT LIMITED, ABN 41 001 670 579, a company incorporated with limited liability in Australia, in its capacity as responsible entity and trustee of WESTFIELD TRUST, ARSN 090 849 746 (WML);

(9)	WESTFIELD AMERICA MANAGEMENT LIMITED, ABN 66 072 780 619, a company incorporated with limited liability in Australia, in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST, ARSN 092 058 449 (WAML);

(10)	WEA FINANCE LLC, a company formed with limited liability in the State of Delaware, United States of America (WEA Finance);

(11)	DEUTSCHE BANK AG, LONDON BRANCH (the Agent, which expression shall include any successor agent appointed under clause 20, and, together with any additional paying agents, the Paying Agents and each a Paying Agent, which expression shall include any successor paying agent appointed under clause 21); and

(12)	DEUTSCHE TRUSTEE COMPANY LIMITED (the Trustee, which expression shall include all persons for the time being the trustee or the trustees of the Trust Deed).

IT IS HEREBY AGREED as follows:

WHEREAS:

(A)	A Series of Notes issued under the Programme will be issued by one or more of WT Finance, WFAL, WFAF, WUKEF, WT Finance NZ and WFNZ, in each case as specified in the applicable Final Terms (as defined in the Programme Agreement). References herein to the relevant Issuer shall, in relation to any issue or proposed issue of Notes, be references to whichever one or more of WT Finance, WFAL, WFAF, WUKEF, WT Finance NZ and/or WFNZ is the issuer or proposed issuer of such Notes whereas references herein to the Issuers shall be to all of WT Finance, WFAL, WFAF, WUKEF, WT Finance NZ and WFNZ.

(B)	Each Series of Notes issued under the Programme will be severally guaranteed by WHL, WML in its capacity as responsible entity and trustee of Westfield Trust and WAML in its capacity as responsible entity and trustee of Westfield America Trust (together, the Parent Guarantors and each a Parent Guarantor) and jointly and severally guaranteed by WEA Finance and each of WT Finance, WFAL, WFAF, WUKEF, WT Finance NZ and WFNZ which is not named as an Issuer in relation to such Series of Notes in the applicable Final Terms (together, the Subsidiary Guarantors and each Subsidiary Guarantor being together with the Parent Guarantors referred to as the Guarantors, the Issuers and the Guarantors being together referred to as the Obligors).

(C)	In respect of the U.S.$10,000,000,000 Euro Medium Term Note Programme, the parties hereto (other than WUKEF) and the Outgoing Obligors (as defined below) entered into an Agency Agreement dated 12 May 2010 (the 2010 Agency Agreement).

(D)	The parties hereto have agreed to make certain modifications to the 2010 Agency Agreement. This Agreement amends and restates the 2010 Agency Agreement. Any Notes issued on or after the date hereof shall be issued pursuant to this Agreement. No Notes have been issued prior to the date of this Agreement.

(E)	WEA Finance shall with effect from the date hereof cease to be an issuer under the Programme but shall continue as a subsidiary guarantor.

(F)	Each of Westfield Europe Finance plc and Westfield Trust (NZ) Limited shall with effect from the date hereof cease to be issuers and/or subsidiary guarantors under the Programme (such entities, the Outgoing Issuers).

(G)	Each of Westfield Capital Corporation Pty Limited and WCI Finance LLC shall with effect from the date hereof cease to be guarantors under the Programme (such entities, the Outgoing Guarantors, and together with the Outgoing Issuers, the Outgoing Obligors).

1.	DEFINITIONS AND INTERPRETATION

1.1	Words and expressions defined in the Programme Agreement, the Trust Deed or the Notes or used in the applicable Final Terms shall have the same meanings in this Agreement, except where the context requires otherwise or unless otherwise stated and provided that, in the event of any inconsistency between this Agreement and the Trust Deed, the Trust Deed shall prevail and, in the event of any inconsistency between this Agreement and the applicable Final Terms, the applicable Final Terms shall prevail. Programme Agreement means the amended and restated programme agreement dated 27 June 2012 and made between the Issuers, the Parent Guarantors and the Dealers named therein. Trust Deed means the principal trust deed dated 13 December 2007, as supplemented by the First Supplemental Trust Deed dated 12 June 2009, the Second Supplemental Trust Deed dated 12 May 2010 and the Third Supplemental Trust Deed dated 27 June 2012 (the principal trust deed, the First Supplemental Trust Deed and the Second Supplemental Trust Deed being between the Obligors (other than WUKEF), the Outgoing Obligors and the Trustee and the Third Supplemental Trust Deed being between the Obligors, the Outgoing Obligors and the Trustee).

1.2	Any references to Notes shall, unless the context otherwise requires, include any Global Note(s) representing such Notes.

1.3	For the purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in such provisions the expressions Notes, Noteholders, Receipts, Receiptholders, Coupons, Couponholders and Talons and Talonholders shall be construed accordingly.

1.4	All references in this Agreement to principal and/or interest shall include any Additional Amounts payable pursuant to Condition 9 or any undertakings given in addition to, or in substitution for, Condition 9 of the Notes. All references in this Agreement to the relevant currency shall be construed as references to the currency in which payments in respect of the relevant Notes and/or Coupons are to be made.

1.5	In this Agreement, clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation of this Agreement. All references in this Agreement to the provisions of any statute shall be deemed to be references to that statute as from time to time modified, extended, amended or re-enacted or to any statutory instrument, order or regulation made thereunder or under such re-enactment.

1.6	All references in this Agreement to an agreement, instrument or other document (including, without limitation, this Agreement, the Programme Agreement, the Trust Deed, the Notes and any Conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied or supplemented from time to time.

1.7	Any references herein to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearance system approved by the relevant Issuer, the Trustee and the Agent.

1.8	All references in this Agreement to a Directive include any relevant implementing measure of each Member State of the European Economic Area which has implemented such Directive.

1.9	As used herein, unless otherwise agreed between the relevant Issuer and the relevant Dealer, in relation to any Notes which are to have a “listing” or be “listed” (a) on the London Stock Exchange, listing and listed shall be construed to mean that such Notes are to be or have been admitted to the Official List and admitted to trading on the London Stock Exchange’s regulated market; (b) on any other Stock Exchange in a jurisdiction within the European Economic Area, listing and listed shall be construed to mean that Notes are to be or have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Directive on Markets in Financial Instruments 2004/39/EC; and (c) on any other Stock Exchange, listing and listed shall be construed in a manner to be agreed between the relevant Issuer and the relevant Dealer.

1.10	The obligations of the Parent Guarantors under this Agreement are several and not joint nor joint and several.

2.	APPOINTMENT OF AGENT AND PAYING AGENTS

2.1	The Agent is hereby appointed, and the Agent hereby agrees to act, as agent of the Obligors (and, for the purposes only of subclause 2.4 below, the Trustee), upon the terms and subject to the conditions set out below, for the purposes of, inter alia:

(a)	completing (in accordance with the form set out in the relevant Part of Schedule 4 to the Trust Deed), authenticating and delivering Global Notes and (if required) completing (in accordance with the form set out in Part C of Schedule 4 to the Trust Deed), authenticating and delivering Definitive Notes;

(b)	exchanging Temporary Global Notes for Permanent Global Notes or Definitive Notes, as the case may be, in accordance with the terms of such Temporary Global Notes and, in respect of any such exchange, making all notations on Global Notes as required by their terms;

(c)	exchanging Permanent Global Notes for Definitive Notes in accordance with the terms of such Permanent Global Notes and, in respect of any such exchange, making all notations on Permanent Global Notes as required by their terms;

(d)	paying sums due on Global Notes and Definitive Notes, Receipts and Coupons;

(e)	exchanging Talons for Coupons in accordance with the Conditions;

(f)	determining the end of the Distribution Compliance Period (as defined in Regulation S under the Securities Act) applicable to each Tranche;

(g)	unless otherwise specified in the applicable Final Terms, determining the interest and/or other amounts payable in respect of the Notes in accordance with the Conditions;

(h)	arranging on behalf of the relevant Issuer and the Guarantors for notices to be communicated to the Noteholders in accordance with the Conditions;

(i)	ensuring that, as directed by the relevant Issuer, all necessary action is taken to comply with any reporting requirements of any competent authority in respect of any relevant currency as may be in force from time to time with respect to the Notes to be issued under the Programme;

(j)	subject to the Procedures Memorandum, submitting to (or arranging for the submission to) any applicable Stock Exchange and/or relevant authority or authorities such number of copies of each Final Terms which relate to Notes which are to be listed, as any applicable Stock Exchange and/or relevant authority or authorities may reasonably require;

(k)	acting as Calculation Agent in respect of Notes where named as such in the applicable Final Terms; and

(l)	performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

2.2	Each Paying Agent is hereby appointed, and each Paying Agent agrees to act, as paying agent of the relevant Issuer and the Guarantors (and, for the purposes only of subclause 2.4 below, the Trustee), upon the terms and subject to the conditions set out below, for the purposes of paying sums due on Notes, Receipts and Coupons and of performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

2.3	The obligations of the Paying Agents under this Agreement are several and not joint.

2.4	At any time after an Event of Default shall have occurred or the Notes shall otherwise have become due and repayable, and not having been paid when due, subject to the Conditions, or the Trustee shall have received any money which it proposes to pay under clause 12 of the Trust Deed to the Noteholders, Receiptholders and/or Couponholders, the Trustee may:

(a)	by notice in writing to the Obligors, the Agent and the other Paying Agents, require the Agent and the other Paying Agents until notified to the contrary and so far as permitted by applicable law pursuant to this Agreement:

(i)	to act thereafter as Agent and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of the Trust Deed mutatis mutandis on the terms provided in this Agreement (save that the Trustee’s liability under any provision hereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agent and the other Paying Agents shall be limited to the amounts in respect of the Notes of the relevant Series for the time being held by the Trustee on the trusts of the Trust Deed) and thereafter to hold all Notes, Receipts, Coupons and Talons and all sums, documents and records held by them in respect of Notes, Receipts, Coupons and Talons on behalf of the Trustee; or

(ii)	to deliver up all such Notes, Receipts, Coupons and Talons and all sums, documents and records held by them in respect of such Notes, Receipts, Coupons and Talons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the Agent or the relative other Paying Agent is obliged not to release by any law or regulation; and

(b)	by notice in writing to the Obligors, require each of them to make all subsequent payments in respect of the Notes, Receipts and Coupons to or to the order of the Trustee and not to the Agent.

3.	ISSUE OF GLOBAL NOTES

3.1	Subject to subclause 3.4 of this clause, following receipt of a faxed copy of the applicable Final Terms signed by the relevant Issuer, the relevant Issuer authorises the Agent and the Agent agrees to take the steps required of the Agent in the Procedures Memorandum.

3.2	For the purpose of subclause 3.1, the Agent will on behalf of the relevant Issuer:

(a)	prepare a Temporary Global Note (in accordance with the form set out in Part A of Schedule 4 to the Trust Deed) by attaching a copy of the applicable Final Terms to a copy of the signed master Temporary Global Note;

(b)	authenticate the Temporary Global Note;

(c)	deliver the Temporary Global Note to the specified common depositary for Euroclear and Clearstream, Luxembourg; and

(d)	ensure that the Notes of each Tranche are assigned, as applicable, security numbers (including, but not limited to, common codes and ISINs) which are different from the security numbers assigned to Notes of any other Tranche of the same Series until at least expiry of the Distribution Compliance Period in respect of the Tranche.

3.3	For the purpose of subclause 3.1, the Agent will on behalf of the relevant Issuer:

(a)	in the case of the first Tranche of any Series of Notes, prepare a Permanent Global Note (in accordance with the form set out in Part B of Schedule 4 to the Trust Deed) by attaching a copy of the applicable Final Terms to a copy of the signed master Permanent Global Note;

(b)	in the case of the first Tranche of any Series of Notes, authenticate the Permanent Global Note;

(c)	in the case of the first Tranche of any Series of Notes, deliver the Permanent Global Note to the specified common depositary for Euroclear and/or Clearstream, Luxembourg; and

(d)	in the case of a subsequent Tranche of any Series of Notes deliver the applicable Final Terms to the specified common depositary for attachment to the Permanent Global Note and make all appropriate entries on the relevant Schedule to the Permanent Global Note to reflect the increase in its nominal amount.

3.4	The Agent shall only be required to perform its obligations under clause 3 if it holds:

(a)	Global Notes:

(i)	a master Temporary Global Note duly executed by a person or persons authorised to execute the same on behalf of the relevant Issuer, which may be used by the Agent for the purpose of preparing a Temporary Global Note in accordance with subclause 3.2; or

(ii)	a master Permanent Global Note duly executed by a person or persons authorised to execute the same on behalf of the relevant Issuer, which may be used by the Agent for the purpose of preparing a Permanent Global Note in accordance with subclause 3.3 and clause 4 below; and

(b)	signed copies of the applicable Final Terms.

3.5	The Agent will provide Euroclear and/or Clearstream, Luxembourg with the notifications, instructions or other information to be given by the Agent to Euroclear and/or Clearstream, Luxembourg from time to time.

3.6	The Agent shall ensure that all master Temporary Global Notes and master Permanent Global Notes which it holds are at all times held in safe custody and shall ensure that interests in the Temporary Global Notes are only exchanged for interests in the Permanent Global Notes in accordance with the terms of the relevant Temporary Global Note and this Agreement and that Definitive Notes are issued only in accordance with the terms of a Permanent Global Note, the Trust Deed and this Agreement.

4.	DETERMINATION OF EXCHANGE DATE, EXCHANGE OF GLOBAL NOTES AND DETERMINATION OF END OF DISTRIBUTION COMPLIANCE PERIOD

4.1	(a)	The relevant Issuer shall determine the Exchange Date for each Temporary Global Note in accordance with the terms thereof. Such Exchange Date shall not, pursuant to the terms of any Temporary Global Note, occur before the end of the restricted period (within the meaning of the D Rules). Forthwith upon the relevant Issuer determining the Exchange Date in respect of any Tranche, the Agent shall notify such determination to the Guarantors, the Trustee, the relevant Dealer, Euroclear and Clearstream, Luxembourg.

(b)	Upon an exchange of a Temporary Global Note for a Permanent Global Note, the Agent is hereby authorised on behalf of the relevant Issuer:

(i)	in the case of the first Tranche of any Series of Notes, to prepare and complete a Permanent Global Note in bearer form and in accordance with the terms of the Temporary Global Note applicable to such Tranche and attaching a copy of the applicable Final Terms to a copy of the master Permanent Global Note;

(ii)	in the case of the first Tranche of any Series of Notes, to authenticate such Permanent Global Note in accordance with the provisions of the Trust Deed;

(iii)	in the case of the first Tranche of any Series of Notes, to deliver such Permanent Global Note to the common depositary which is holding the Temporary Global Note applicable to such Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg to hold on behalf of the relevant Issuer pending its exchange for the Temporary Global Note; and

(iv)	in the case of a subsequent Tranche of any Series of Notes, to attach a copy of the applicable Final Terms to the Permanent Global Note applicable to the relevant Series and to enter details of any exchange in whole or part as stated above.

4.2	(a)	In the case of a Tranche in respect of which there is only one Dealer, the Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the date certified by the relevant Dealer to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.

(b)	In the case of a Tranche in respect of which there is more than one Dealer but which is not issued on a syndicated basis, the Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the latest of the dates certified by all the relevant Dealers to the Agent as being the respective dates as of which distribution of the Notes of that Tranche purchased by each such Dealer was completed.

(c)	In the case of a Tranche issued on a syndicated basis, the Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the date determined and certified by the Lead Manager to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.

(d)	Forthwith upon determining the end of the Distribution Compliance Period in respect of any Tranche, the Agent shall notify such determination to the relevant Issuer, the Trustee, Euroclear, Clearstream, Luxembourg and the relevant Dealer(s) (in the case of a non-syndicated issue) or the Lead Manager (in the case of a syndicated issue).

5.	ISSUE OF DEFINITIVE NOTES

5.1	Upon the exchange of a Permanent Global Note for Definitive Notes in accordance with its terms, the Agent is hereby authorised on behalf of the relevant Issuer and instructed:

(a)	to authenticate such Definitive Notes in accordance with the provisions of the Trust Deed; and

(b)	to deliver such Definitive Notes to or to the order of Euroclear and/or Clearstream, Luxembourg.

The Agent shall notify the relevant Issuer forthwith upon receipt of a request for issue of Definitive Notes in accordance with the provisions of a Temporary Global Note or Permanent Global Note, as the case may be, and the aggregate nominal amount of such Temporary Global Note or Permanent Global Note, as the case may be, to be exchanged in connection therewith.

5.2	Upon any exchange of all or a part of an interest in a Temporary Global Note for an interest in a Permanent Global Note or upon any exchange of all or a part of an interest in a Global Note for Definitive Notes, the Agent shall procure that the relevant Global Note shall be endorsed by or on behalf of the Agent to reflect the reduction of its nominal amount by the aggregate nominal amount so exchanged and, where applicable, the Permanent Global Note shall be endorsed by or on behalf of the Agent to reflect the increase in its nominal amount as a result of any exchange for an interest in the Temporary Global Note. Until exchanged in full, the holder of an interest in any Global Note shall in all respects be entitled to the same benefits under the Agreement as the holder of Definitive Notes, Receipts and Coupons authenticated and delivered under this Agreement, subject as set out in the Conditions. The Agent is authorised on behalf of the relevant Issuer and instructed (a) to endorse or to arrange for the endorsement of the relevant Global Note to reflect the reduction in the nominal amount represented by it by the amount so exchanged and, if appropriate, to endorse the Permanent Global Note to reflect any increase in the nominal amount represented by it and, in either case, to sign in the relevant space on the relevant Global Note recording the exchange and reduction or increase, and (b) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Global Note.

5.3	The relevant Issuer or, failing the relevant Issuer, the Guarantors undertake(s) to deliver to the Agent sufficient numbers of executed Definitive Notes with, if applicable, Receipts, Coupons and Talons attached to enable the Agent to comply with its obligations under this clause 5.

6.	TERMS OF ISSUE

6.1	The Agent shall cause all Temporary Global Notes, Permanent Global Notes and Definitive Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that such Notes are issued only in accordance with the provisions of this Agreement, the Trust Deed, the relevant Global Note and the Conditions.

6.2	Subject to the procedures set out in the Procedures Memorandum, for the purposes of subclause 3.1, the Agent is entitled to treat a facsimile communication from a person purporting to be (and who the Agent believes in good faith to be) the authorised representative of the relevant Issuer named in the list referred to in, or notified pursuant to, subclause 18.7 or any other list duly provided for the purpose by the relevant Issuer to the Agent, as sufficient instructions and authority of the relevant Issuer for the Agent to act in accordance with subclause 3.1.

6.3	In the event that a person who has signed on behalf of the relevant Issuer a master Global Note held by the Agent on behalf of the relevant Issuer ceases to be authorised as described in subclause 18.7, the Agent shall (unless the relevant Issuer gives notice to the Agent that Notes signed by that person do not constitute valid and binding obligations of the relevant Issuer or otherwise until replacements have been provided to the Agent) continue to have authority to issue any such Notes, and the relevant Issuer hereby warrants to the Agent that such Notes shall, unless notified as aforesaid, be valid and binding obligations of the relevant Issuer. Promptly upon such person ceasing to be authorised, the relevant Issuer shall provide the Agent with replacement Notes and upon receipt of such replacement Notes the Agent shall cancel and destroy the Notes held by it which are signed by such person and shall provide to the relevant Issuer a confirmation of destruction in respect thereof specifying the Notes so cancelled and destroyed.

6.4	The Agent shall provide Euroclear and/or Clearstream, Luxembourg with the notifications, instructions or information to be given by the Agent to Euroclear and/or Clearstream, Luxembourg.

6.5

If the Agent pays an amount (the Advance) to the relevant Issuer on the basis that a payment (the Payment) has been, or will be, received from a Dealer and if the Payment is not received by the Agent on the date the Agent pays the relevant Issuer, the relevant Issuer or, failing the relevant

Issuer, the Guarantors shall repay to the Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment of the Advance and receipt by the Agent of the Payment (at a rate quoted at that time by the Agent as its cost of funding the Advance provided that evidence of the basis of such rate is given to the relevant Issuer). For the avoidance of doubt, the Agent shall not be obliged to pay any amount to the relevant Issuer if it has not received satisfactory confirmation that it is to receive the amount from a Dealer and shall inform the relevant Issuer forthwith if this is the case.

6.6	Except in the case of issues where the Agent does not act as receiving bank for the relevant Issuer in respect of the purchase price of the Notes being issued, if on the relevant Issue Date a Dealer does not pay the full purchase price due from it in respect of any Note (the Defaulted Note) and, as a result, the Defaulted Note remains in the Agent’s distribution account with Euroclear and/or Clearstream, Luxembourg after such Issue Date, the Agent will continue to hold the Defaulted Note to the order of the relevant Issuer. The Agent shall notify the relevant Issuer forthwith of the failure of the Dealer to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall (a) notify the relevant Issuer forthwith upon receipt from the Dealer of the full purchase price in respect of such Defaulted Note and (b) pay to the relevant Issuer the amount so received.

7.	PAYMENTS

7.1	The relevant Issuer or, failing the relevant Issuer, the Guarantors (in accordance with their obligations under the Trust Deed) shall, during business hours (local time in the relevant financial centre of the payment or, in the case of a payment in euro, London time), on each date on which any payment in respect of any Note becomes due under the Conditions or, if such date is not a Payment Day, on the next date that is a Payment Day, transfer to an account specified by the Agent such amount in the relevant currency as shall be sufficient for the purposes of the payment in immediately available funds settled through such payment system as the Agent and the relevant Issuer may agree. For the purposes of this clause 7, Payment Day shall have the meaning ascribed to it in Condition 7.5.

7.2	Any funds paid by or by arrangement with the relevant Issuer or the Guarantors, as the case may be, to the Agent under subclause 7.1 shall be held on trust for the relevant Issuer in the relevant account referred to in subclause 7.1 for payment to the Noteholders, Receiptholders or Couponholders, as the case may be, until any Notes or matured Receipts and Coupons become void under Condition 10. In that event the Agent shall repay to the relevant Issuer sums equivalent to the amounts which would otherwise have been repayable on the relevant Notes, Receipts or Coupons.

7.3	The relevant Issuer or, failing the relevant Issuer, the Guarantors shall ensure that, not later than 12 noon the second London Business Day immediately preceding the date on which any payment is to be made to the Agent under subclause 7.1, the Agent shall receive a copy of an irrevocable payment instruction to the bank through which the payment is to be made. For the purposes of this subclause 7.3, London Business Day means a day on which banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchanges and foreign currency deposits) in London.

7.4	The Agent shall notify each of the other Paying Agents, Trustee and the relevant Issuer forthwith:

(a)	if it has not by the relevant date set out in subclause 7.1 received unconditionally the full amount in the Specified Currency required for the payment; and

(b)	if it receives unconditionally the full amount of any sum due in respect of the Notes, Receipts or Coupons after that date.

The Agent shall, at the expense of the relevant Issuer or, failing the relevant Issuer, the Guarantors, forthwith upon receipt of any amount as described in subclause 7.4(b), cause notice of that receipt to be published under Condition 16.

7.5	Notwithstanding any provision of this Agreement to the contrary, the Agent and each Paying Agent shall ensure that payments of both principal and interest in respect of a Note will be made only to the extent that certification of non-U.S. beneficial ownership as required by U.S. securities laws has been received from Euroclear and/or Clearstream, Luxembourg in accordance with the terms of such laws and regulations.

7.6	Unless it has received notice under subclause 7.4(a), the Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the relevant Issuer and the Guarantors in the manner provided in the Conditions. If any payment provided for in subclause 7.1 is made late but otherwise in accordance with the provisions of this Agreement, the Agent and each Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.

7.7	If for any reason the Agent considers in its sole discretion that the amounts to be received by the Agent pursuant to subclause 7.1 will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, neither the Agent nor any Paying Agent shall be obliged to pay any such claims until the Agent has received the full amount of all such payments and shall inform the relevant Issuer forthwith if this is the case.

7.8	Without prejudice to subclauses 7.6 and 7.7, if the Agent pays any amounts to the holders of Notes, Receipts or Coupons or to any Paying Agent at a time when it has not received payment in full in respect of the relevant Notes in accordance with subclause 7.1 (the excess of the amounts so paid over the amounts so received being the Shortfall), the relevant Issuer or, failing the relevant Issuer, the Guarantors will, in addition to paying amounts due under subclause 7.1, pay to the Agent on demand interest (at a rate which represents the Agent’s cost of funding the Shortfall provided that reasonable evidence of the basis of such rate is given to the relevant Issuer or, as the case may be, the Guarantors) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Agent of the Shortfall.

7.9	The Agent shall on demand promptly reimburse each Paying Agent for payments in respect of Notes properly made by such Paying Agent in accordance with this Agreement and the Conditions unless the Agent has notified the Paying Agent, prior to the opening of business in the location of the office of the Paying Agent through which payment in respect of the Notes can be made, on the due date of a payment in respect of the Notes, that the Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of such Notes.

7.10	Whilst any Notes are represented by Global Notes, all payments due in respect of such Notes shall be made to, or to the order of, the holder of the Global Notes, subject to and in accordance with the provisions of the Global Notes. On the occasion of any such payment, the Paying Agent to which the Global Note was presented for the purpose of making such payment shall cause the appropriate Schedule to the relevant Global Note to be annotated so as to evidence the amounts and dates of such payments of principal and/or interest as applicable.

7.11	If the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law or required pursuant to an agreement described in

Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (the Code), any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto, the Paying Agent to which a Note is presented for the purpose of making such payment shall make a record of such shortfall on the Note and such record shall, in the absence of proven or manifest error, be prima facie evidence that the payment in question has not to that extent been made.

7.12	If, for any reason, the Agent or any Paying Agent fails to become, or ceases to be, a Participating FFI and any of the relevant Issuer and/or the Guarantors considers in its sole discretion that it may be compelled to withhold any FATCA Withholding Tax in respect of any payment due on any Notes, then the relevant Issuer and/or the Guarantors will be entitled to re-direct or reorganise any such payment in any way that it sees fit in order that the payment may be made without such withholding or deduction. The Agent and each Paying Agent shall inform the Issuers and the Guarantors if it fails to become or ceases to be a Participating FFI as soon as reasonably practicable following its becoming aware of such failure and/or cessation.

For the purposes of this Agreement:

FATCA Withholding Tax means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder, official interpretations thereof, or law implementing an intergovernmental approach thereto;

FFI means a “foreign financial institution” as such term is defined pursuant to Sections 1471 through 1474 of the Code and any regulations thereunder or official interpretations thereof; and

Participating FFI means an FFI that, as from the effective date of any rules requiring withholding on “passthru payments” (as such term is defined pursuant to Sections 1471 through 1474 of the Code and any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto), meets the requirements of Section 1471(b) of the Code and any regulations or other official guidance issued thereunder and that has not elected to be withheld upon pursuant to Section 1471(b)(3) of the Code.

8.	DETERMINATIONS AND NOTIFICATIONS IN RESPECT OF NOTES AND INTEREST DETERMINATION

8.1	Determinations and Notifications

(a)	The Agent shall, unless otherwise specified in the applicable Final Terms, make all such determinations and calculations (howsoever described) as it is required to do under the Conditions, all subject to and in accordance with the Conditions.

(b)	The Agent shall not be responsible to the relevant Issuer, the Guarantors or to any third party (except in the event of negligence, wilful default or bad faith of the Agent) as a result of the Agent having acted on any quotation given by any Reference Bank which subsequently may be found to be incorrect.

(c)	The Agent shall promptly notify (and confirm in writing to) the relevant Issuer, the Guarantors, the other Paying Agents, the Trustee and (in respect of a Series of Notes listed on a Stock Exchange) the relevant Stock Exchange of each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions as soon as practicable after the determination thereof and of any subsequent amendment thereto pursuant to the Conditions.

(d)	The Agent shall use its best endeavours to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions to be published as required in accordance with the Conditions as soon as possible after their determination or calculation.

(e)	If the Agent does not at any material time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this clause 8, it shall forthwith notify the relevant Issuer, the Guarantors and the Paying Agents, the Trustee and the Stock Exchange of such fact.

(f)	Determinations with regard to Notes (including, without limitation, Index Linked Notes and Dual Currency Notes) shall be made by the Calculation Agent specified in the applicable Final Terms in the manner specified in the applicable Final Terms. Unless otherwise agreed between the relevant Issuer and the relevant Dealer or the Lead Manager, as the case may be, or unless the Agent is the Calculation Agent (in which case the provisions of this Agreement shall apply), such determinations shall be made on the basis of a Calculation Agency Agreement substantially in the form of Schedule 1 to this Agreement. Notes of any Series may specify additional duties and obligations of any Paying Agent, the performance of which will be agreed between the relevant Issuer and the relevant Paying Agent prior to the relevant Issue Date.

8.2	Interest Determination, Screen Rate Determination including Fallback Provisions

(a)	Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(i)	the offered quotation; or

(ii)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Agent. If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

(b)	If the Relevant Screen Page is not available or if, in the case of (i) above, no such offered quotation appears or, in the case of (ii) above, fewer than three such offered quotations appear, in each case as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) the Agent shall request the principal London office of each of the Reference Banks to provide the Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Agent.

(c)	If on any Interest Determination Date one only or none of the Reference Banks provides the Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Agent by the Reference Banks or any two or more of them, at which such banks were offered, at approximately 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at approximately 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Trustee and the relevant Issuer suitable for such purpose) informs the Agent it is quoting to leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

(d)	If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Final Terms.

9.	NOTICE OF ANY WITHHOLDING OR DEDUCTION

9.1	If the relevant Issuer is, or the Guarantors are, in respect of any payment in respect of the Notes, compelled to withhold or deduct any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatsoever nature, as specifically contemplated by Condition 9 or any undertaking given in addition to or in substitution for Condition 9 of the Notes, the relevant Issuer or, as the case may be, the Guarantors shall give notice thereof to the Agent as soon as it or they become aware of the requirement to make such withholding or deduction and shall give to the Agent such information as they shall require to enable each of them to comply with such requirement.

9.2	If any Paying Agent is, in respect of any payment of principal or interest in respect of the Notes, compelled to withhold or deduct any amount for or on account of any taxes, duties, assessments or governmental charges as specifically contemplated under the Conditions, other than arising under subclause (1) or by virtue of the relevant holder failing to satisfy any certification or other requirement in respect of its Notes, it shall give notice of that fact to the relevant Issuer, the Guarantors the Trustee and the Agent as soon as it becomes aware of the compulsion to withhold or deduct.

10.	DUTIES OF THE PAYING AGENTS IN CONNECTION WITH EARLY REDEMPTION

10.1	If the relevant Issuer decides to redeem any Notes for the time being outstanding prior to their Maturity Date in accordance with the Conditions, the relevant Issuer shall give notice of such decision to the Agent and the Trustee stating the date on which such Notes are to be redeemed and the nominal amount of Notes to be redeemed not less than 15 days before the date on which the relevant Issuer will give notice to the Noteholders in accordance with Condition 16 of the redemption in order to enable to the Agent carry out its duties in this Agreement and in the Conditions.

10.2	If some only of the Notes are to be redeemed, the Agent shall, in the case of Definitive Notes, make the required drawing in accordance with the Conditions but shall give the relevant Issuer and the Trustee reasonable notice of the time and place proposed for such drawing and the relevant Issuer and the Trustee shall be entitled to send representatives to attend such drawing and shall, in the case of Notes in global form, co-ordinate the selection of Notes to be redeemed with Euroclear and Clearstream, Luxembourg, all in accordance with the Conditions.

10.3	The Agent shall publish the notice required in connection with any such redemption and shall, if applicable, at the same time also publish a separate list of the serial numbers of any Notes in definitive form previously drawn and not presented for redemption. Such notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption of Definitive Notes, the serial numbers of the Notes to be redeemed. Such notice will be published in accordance with the Conditions. The Agent will also notify the other Paying Agents of any date fixed for redemption of any Notes.

10.4	Each Paying Agent will keep a stock of notices (each a Put Notice) in the form set out in Schedule 2 and will make such notices available on demand to holders of Definitive Notes, the Conditions of which provide for redemption at the option of Noteholders. Upon receipt of any Note deposited in the exercise of such option in accordance with the Conditions, the Paying Agent with which such Note is deposited shall hold such Note (together with any Receipts, Coupons and Talons relating to it deposited with it) on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note consequent upon the exercise of such option, when, subject as provided below, it shall present such Note (and any such unmatured Receipts, Coupons and Talons) to itself for payment of the amount due thereon together with any interest due on such date in accordance with the Conditions and shall pay such moneys in accordance with the directions of the Noteholder contained in the Put Notice. If, prior to such due date for its redemption, an Event of Default has occurred and is continuing or such Note becomes immediately due and repayable or if upon due presentation payment of such redemption moneys is improperly withheld or refused, the Paying Agent concerned shall post such Note (together with any such Receipts, Coupons and Talons) by uninsured post to, and at the risk of, the relevant Noteholder unless the Noteholder has otherwise requested and paid the costs of such insurance to the relevant Paying Agent at the time of depositing the Notes at such address as may have been given by the Noteholder in the Put Notice. At the end of each period for the exercise of such option, each Paying Agent shall promptly notify the Agent of the nominal amount of the Notes in respect of which such option has been exercised with it together with (in the case of Notes in definitive form) their serial numbers and the Agent shall promptly notify such details to the relevant Issuer and the Trustee.

11.	RECEIPT AND PUBLICATION OF NOTICES

11.1	The relevant Issuer and the Guarantors undertake to deliver to the Agent a copy of all notices given by them to the Trustee in connection with the Notes at the same time as it gives such notice to the Trustee.

11.2	The Agent undertakes to deliver forthwith to the relevant Issuer, the Guarantors and the Trustee copies of all demands or notices given to it by any Noteholder in accordance with the Conditions.

11.3	On behalf of and at the request and expense of the relevant Issuer or, failing the relevant Issuer, the Guarantors, the Agent shall cause to be published all notices required to be given by the relevant Issuer and/or the Guarantors or the Trustee to the Noteholders in accordance with the Conditions or the Trust Deed.

12.	CANCELLATION OF NOTES, RECEIPTS, COUPONS AND TALONS

12.1	All Notes which are redeemed, all Global Notes which are exchanged in full, all Receipts or Coupons which are paid and all Talons which are exchanged shall be cancelled by the Agent or the Paying Agent by which they are redeemed, paid or exchanged. In addition, all Notes which are purchased by or on behalf of the relevant Issuer, the Guarantors or any Subsidiary thereof and surrendered to a Paying Agent for cancellation, together (in the case of Notes in definitive form) with all unmatured Receipts, Coupons or Talons (if any) attached thereto or surrendered therewith, shall be cancelled by the Paying Agent to which they are surrendered. Each of the other Paying Agents shall give to the Agent details of all payments made by it and shall deliver all cancelled Notes, Receipts, Coupons and Talons to the Agent or as the Agent may specify.

12.2	The Agent shall deliver to the relevant Issuer upon request, the Guarantors and the Trustee as soon as possible and in any event within four months after the date of each repayment, payment, cancellation or replacement, as the case may be, a certificate stating:

(a)	the aggregate nominal amount of Notes which have been redeemed and the aggregate amount paid in respect of them;

(b)	the number of Notes cancelled together (in the case of Definitive Notes) with details of all unmatured Receipts, Coupons or Talons (if any) attached thereto or delivered therewith;

(c)	the aggregate amount paid in respect of interest on the Global Notes;

(d)	the total number by maturity date of Receipts, Coupons and Talons so cancelled; and

(e)	(in the case of Notes in definitive form) the serial numbers of such Notes.

12.3	The Agent shall destroy all cancelled Notes, Receipts, Coupons and Talons and, forthwith upon destruction, furnish the relevant Issuer with a certificate of the serial numbers of the Notes (in the case of Notes in definitive form) and the number by maturity date of Receipts, Coupons and Talons so destroyed.

12.4	Without prejudice to the obligations of the Agent pursuant to subclause 12.2, the Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons (other than serial numbers of Coupons and of their redemption, purchase by or on behalf of the relevant Issuer, the Guarantors or any Subsidiary thereof and cancellation, payment or exchange (as the case may be) and of all replacement Notes, Receipts, Coupons or Talons issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes, Receipts, Coupons or Talons. The Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of ten years from the Relevant Date in respect of such Coupons and (in the case of Talons) indefinitely either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged. The Agent shall at all reasonable times make such record and Coupon (if any) available to the relevant Issuer, the Guarantors, the Trustee and any persons authorised by it for inspection and for the taking of copies thereof or extracts therefrom.

12.5	The Agent is authorised by the relevant Issuer and instructed to endorse or to arrange for the endorsement of the relevant Global Note to reflect the reduction in the nominal amount represented by it by the amount so redeemed or purchased and cancelled.

12.6	All records and certificates made or given pursuant to this clause and clause 13 shall make a distinction between Notes, Receipts, Coupons and Talons of each Series.

13.	ISSUE OF REPLACEMENT NOTES, RECEIPTS, COUPONS AND TALONS

13.1	The relevant Issuer shall, if Definitive Notes are issued, cause a sufficient quantity of additional forms of Notes, Receipts, Coupons and Talons to be available, upon request, to the Agent at its specified office for the purpose of issuing replacement Notes, Receipts, Coupons and Talons as provided below.

13.2	The Agent will, subject to and in accordance with the Conditions and the following provisions of this clause 13, cause to be authenticated (in the case only of replacement Notes) and delivered any replacement Notes, Receipts, Coupons and Talons which the relevant Issuer may determine to issue in place of Notes, Receipts, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.

13.3	In the case of a mutilated or defaced Note, the Agent shall ensure that (unless otherwise covered by such indemnity as the relevant Issuer may reasonably require) any replacement Note will only have attached to it Receipts, Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Note which is presented for replacement.

13.4	The Agent shall obtain verification in the case of an allegedly lost, stolen or destroyed Note, Receipt, Coupon or Talon in respect of which the serial number is known, that the Note, Receipt, Coupon or Talon has not previously been redeemed, paid or exchanged, as the case may be. The Agent shall not issue any replacement Note, Receipt, Coupon or Talon unless and until the applicant therefor shall have:

(a)	paid such costs and expenses as may be incurred in connection therewith;

(b)	furnished it with such evidence and indemnity as the relevant Issuer may reasonably require; and

(c)	in the case of any mutilated or defaced Note, Receipt, Coupon or Talon, surrendered it to the Agent.

13.5	The Agent shall cancel any mutilated or defaced Notes, Receipts, Coupons and Talons in respect of which replacement Notes, Receipts, Coupons and Talons have been issued pursuant to this clause and upon request shall furnish the relevant Issuer with a certificate stating the serial numbers of the Notes, Receipts, Coupons and Talons so cancelled and, unless otherwise instructed by the relevant Issuer or the Trustee in writing, shall destroy such cancelled Notes, Receipts, Coupons and Talons and furnish the relevant Issuer with a destruction certificate containing the information specified in clause 12.3.

13.6	The Agent shall, on issuing any replacement Note, Receipt, Coupon or Talon, forthwith inform the relevant Issuer, the Guarantors, the Trustee and the other Paying Agents of the serial number of such replacement Note, Receipt, Coupon or Talon issued and (if known) of the serial number of the Note, Receipt, Coupon or Talon in place of which such replacement Note, Receipt, Coupon or Talon has been issued. Whenever replacement Receipts, Coupons or Talons are issued pursuant to the provisions of this clause, the Agent shall also notify the other Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Receipts, Coupons or Talons and of the replacement Receipts, Coupons or Talons issued.

13.7	The Agent shall keep a full and complete record of all replacement Notes, Receipts, Coupons and Talons issued and shall make such record available at all reasonable times to the relevant Issuer, the Guarantors, the Trustee and any persons authorised by it for inspection and for the taking of copies thereof or extracts therefrom.

13.8	Whenever any Note, Receipt, Coupon or Talon for which a replacement Note, Receipt, Coupon or Talon has been issued and in respect of which the serial number is known is presented to the Agent or any of the other Paying Agents for payment, the Agent or, as the case may be, the relevant other Paying Agent shall immediately send notice thereof to the relevant Issuer, the Guarantors, the Trustee and the other Paying Agents.

13.9	The Paying Agent shall issue further Coupon sheets against surrender of Talons. A Talon so surrendered shall be cancelled by the relevant Paying Agent who (except where the Paying Agent is the Agent) shall inform the Agent of its serial number. Further Coupon sheets issued on surrender of Talons shall carry the same serial number as the surrendered Talon.

14.	COPIES OF DOCUMENTS AVAILABLE FOR INSPECTION

The Paying Agents shall hold copies of the Trust Deed and this Agreement and any other documents expressed to be held by them in the Offering Circular relating to the Programme issued by the Issuers and the Parent Guarantors, available for inspection at its specified office during normal business hours. For this purpose, the Obligors shall furnish the Paying Agents with sufficient copies of each of the documents.

15.	MEETINGS OF NOTEHOLDERS

15.1	The provisions of Schedule 5 to the Trust Deed shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement.

15.2	Without prejudice to subclause 15.1, each of the Paying Agents on the request of any holder of Notes shall issue voting certificates and block voting instructions together, if so required by the Trustee, with reasonable proof satisfactory to the Trustee of their due execution on behalf of the Paying Agent under the provisions of Schedule 5 to the Trust Deed and shall forthwith give notice to the relevant Issuer and the Trustee in writing of any revocation or amendment of a voting certificate or block voting instruction. Each of the Paying Agents will keep a full and complete record of all voting certificates and block voting instructions issued by it and will, not less than 24 hours before the time appointed for holding a meeting or adjourned meeting, deposit at such place as the Trustee shall designate or approve full particulars of all voting certificates and block voting instructions issued by it in respect of the meeting or adjourned meeting.

16.	COMMISSIONS AND EXPENSES

16.1	The Issuers or, failing the Issuers, the Guarantors shall pay to the Agent such fees and commissions in respect of the services of the Paying Agents under this Agreement as shall be agreed separately between the Obligors and the Agent. None of the Obligors shall be concerned with the apportionment of payment among the Paying Agents.

16.2	The Issuers or, failing the Issuers, the Guarantors shall also pay to the Agent an amount equal to any value added tax which may be payable in respect of the commissions together with all reasonable expenses incurred by the Paying Agents in connection with their services under this Agreement.

16.3	The Agent shall arrange for payment of the commissions due to the other Paying Agents and arrange for the reimbursement of their expenses promptly after receipt of the relevant moneys from the Obligors.

16.4	At the request of the Agent, the parties to this Agreement may from time to time during the continuance of this Agreement review the commissions agreed initially pursuant to subclause 16.1 with a view to determine whether the parties can mutually agree upon any changes to the commissions.

16.5	All payments by the Issuers or, failing the Issuers, the Guarantors, under this clause shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by any government having power to tax, unless such withholding or deduction is required by law. In that event the Issuers or, failing the Issuers, the Guarantors shall pay such additional amounts as will result in receipt by the relevant Paying Agent of such amounts as would have been received by it if no such withholding had been required.

17.	INDEMNITY

17.1	Each of the Issuers or, failing the Issuers, each of the Parent Guarantors undertakes to indemnify each of the Paying Agents against all losses, liabilities, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of or the exercise of the powers and duties by any Paying Agent under this Agreement except such as may result from its own default, negligence or bad faith or that of its directors, officers, agents or employees or any of them, or breach by it of the terms of this Agreement.

17.2	Each of the Paying Agents severally undertakes to indemnify the Obligors against all losses, liabilities, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of its default, negligence or bad faith or that of its directors, officers or employees or breach by it of the terms of this Agreement.

17.3	The indemnities set out above shall survive any termination of this Agreement.

18.	CONDITIONS OF APPOINTMENT

18.1	Save as provided in subclause 2.4, each Paying Agent shall be entitled to deal with money paid to it by the Issuers or the Guarantors, as the case may be, for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:

(a)	that it shall not exercise any right of set-off, lien or similar claim in respect thereof; and

(b)	that it shall not be liable to account to the Issuers or the Guarantors for any interest or other amounts in respect of the money.

No money held by any Paying Agent need be segregated except as required by law.

18.2	In acting hereunder and in connection with the Notes, the Agent and the other Paying Agents shall act solely as agents of the Obligors (or, in the circumstances described in subclause 2.4 above, the Trustee) and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Receipts, Coupons or Talons.

18.3	The Agent and the other Paying Agents hereby undertake to each of the Obligors and the Trustee to perform such obligations and duties, and shall be obliged to perform such duties and only such duties, as are herein, in the Conditions and in the Procedures Memorandum specifically set forth, and no implied duties or obligations shall be read into this Agreement, the Trust Deed or the Notes against the Agent and the other Paying Agents, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances.

18.4	The Agent may consult with legal and other professional advisers of high repute and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

18.5	Each of the Agent and the other Paying Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Obligors or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Obligors.

18.6	Any of the Agent and the other Paying Agents and their affiliates, officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Receipts, Coupons or Talons with the same rights that it or he would have if the Agent or the relevant other Paying Agent, as the case may be, concerned were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Obligors and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or in connection with any other obligations of the Obligors as freely as if the Agent or the relevant other Paying Agent, as the case may be, were not appointed hereunder.

18.7	Each Issuer and each Parent Guarantor shall provide the Agent with a certified copy of the list of persons authorised to execute documents and take action on its behalf in connection with this Agreement and shall notify the Agent immediately in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Agent that such person has been so authorised.

18.8	The Obligors shall forthwith give notice to the Agent of any change of the Trustee.

18.9	Except as otherwise permitted in the Conditions or as ordered by a court of competent jurisdiction or as required by law or applicable regulations, the relevant Issuer, the Guarantors, the Trustee and any Paying Agent may deem and treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or any writing thereon or notice of any previous loss or theft thereof) for all purposes, but in the case of any global Note, without prejudice to the provisions set out in the Conditions.

18.10	The amount of the Programme may be increased by the Issuers in accordance with the procedure set out in the Programme Agreement. Upon any increase being effected, all references in this Agreement to the amount of the Programme shall be deemed to be references to the increased amount.

18.11	The Agent shall have no obligation to act if it believes it will incur costs for which it will not be reimbursed, provided always that the Agent shall inform the Obligors immediately of any such belief.

19.	COMMUNICATION BETWEEN THE PARTIES

A copy of all communications relating to the subject matter of this Agreement between the Obligors, the Issuers, the Guarantors or the relevant Issuer, as the case may be, the Trustee and any of the Paying Agents (other than the Agent) shall be sent to the Agent by the relevant other Paying Agent.

20.	CHANGES IN AGENT AND OTHER PAYING AGENTS

20.1	Each of the Obligors agrees that, for so long as any Note is outstanding, or until moneys for the payment of all amounts in respect of all outstanding Notes have been made available to the Agent and have been returned to the Issuers or the Guarantors, as the case may be, as provided in this Agreement:

(a)	there will at all times be an Agent;

(b)	so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority; and

(c)	there will at all times be a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.

Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency (as provided in subclause 20.5), when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice shall have been given to the Noteholders in accordance with Condition 16.

20.2	The Agent may (subject as provided in subclause 20.4) at any time resign by giving at least 90 days’ written notice to the Obligors specifying the date on which its resignation shall become effective which date shall at least be 10 days before or after any due date for payment in respect of any Notes of any Series in respect of which such Agent is acting.

20.3	The Agent may (subject as provided in subclause 20.4 and with the prior written approval of the Trustee, save in the case where the Agent fails to become or ceases to be a Participating FFI in which case the prior approval of the Trustee shall not be required) be removed at any time by the Obligors on at least 45 days’ notice in writing from the Obligors specifying the date when the removal shall become effective.

20.4	Any resignation under subclause 20.2 or removal of the Agent under subclauses 20.3 or 20.5 shall only take effect upon the appointment by the Obligors of a successor Agent and (other than in cases of insolvency of the Agent) on the expiry of the notice to be given under clause 22. Each of the Obligors agrees with the Agent that if, by the day falling 10 days before the expiry of any notice under subclause 20.2, the Obligors have not appointed a successor Agent then the Agent shall be entitled, on behalf of the Obligors, to appoint in its place as a successor Agent a reputable financial institution of good standing which the Obligors shall approve.

20.5	In case at any time any Paying Agent resigns, or is removed, or becomes incapable of acting or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment of its debts, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Paying Agent which shall be a reputable financial institution of good standing may be appointed by the Obligors. Upon the appointment of a successor Paying Agent and acceptance by it of its appointment and (other than in case of insolvency of the Paying Agent when it shall be of immediate effect) upon expiry of the notice to be given under clause 22, the Paying Agent so superseded shall cease to be a Paying Agent under this Agreement.

20.6	Subject to subclause 20.1, the Obligors may, after prior consultation with the Agent, terminate the appointment of any of the other Paying Agents at any time and/or appoint one or more further or other Paying Agents by giving to the Agent and to the relevant other Paying Agent at least 45 days’ notice in writing to that effect (other than in the case of insolvency).

20.7	Subject to subclause 20.1, all or any of the Paying Agents (other than the Agent) may resign their respective appointments under this Agreement at any time by giving the Obligors and the Agent at least 90 days’ written notice to that effect which notice shall not expire less than 10 days before or after the due date for any payment in respect of any Notes.

20.8	Upon its resignation or removal becoming effective, a Paying Agent shall:

(a)	in the case of the Agent, immediately transfer all moneys and records held by it under this Agreement to the successor Agent; and

(b)	be entitled to the payment by the Issuers or, failing the Issuers, the Guarantors of the commissions, fees and expenses payable in respect of its services under this Agreement before termination in accordance with the terms of clause 16.

20.9	Upon its appointment becoming effective, a successor or new Paying Agent and/or Agent shall, without any further action, become vested with all the authority, rights, powers, duties and obligations of its predecessor or, as the case may be, a Paying Agent with the same effect as if originally named as a Paying Agent under this Agreement.

21.	MERGER AND CONSOLIDATION

Any corporation into which the Agent or any other Paying Agent may be merged or converted, or any corporation with which the Agent or any of the other Paying Agents may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent or any of the other Paying Agents shall be a party, or any corporation to which the Agent or any of the other Paying Agents shall sell or otherwise transfer all or substantially all the assets of the Agent or any other Paying Agent, shall, on the date when such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent or, as the case may be, other Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by the Obligors or the Trustee, and after the said effective date all references in this Agreement to the Agent or, as the case may be, such other Paying Agent shall be deemed to be references to such corporation. Written notice of any such merger, conversion, consolidation or transfer shall forthwith be given to the Obligors and the Trustee by the relevant Agent or other Paying Agent.

22.	NOTIFICATION OF CHANGES TO PAYING AGENTS

Following receipt of notice of resignation from the Agent or any other Paying Agent and forthwith upon appointing a successor Agent or, as the case may be, further or other Paying Agents or on giving notice to terminate the appointment of any Agent or, as the case may be, Paying Agent, the Agent (on behalf of and at the expense of the Issuers or, failing the Issuers, the Guarantors) shall give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the Noteholders in accordance with the Conditions.

23.	CHANGE OF SPECIFIED OFFICE

If the Agent or any other Paying Agent determines to change its specified office it shall (after having, in any such case other than a change of specified office within the same city, obtained the prior written approval of the Obligors and the Trustee thereto) give to the Obligors, the Trustee and

(if applicable) the Agent written notice of such determination giving the address of the new specified office and stating the date on which such change is to take effect, which shall not be less than 90 days thereafter. The Agent (on behalf and at the expense of the Issuers or, failing the Issuers, the Guarantors) shall within 15 days of receipt of such notice (unless the appointment of the Agent or the relevant other Paying Agent, as the case may be, is to terminate pursuant to clause 20 on or prior to the date of such change) give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the Noteholders in accordance with the Conditions.

24.	COMMUNICATIONS

24.1	All communications shall be by e-mail, fax or letter delivered by hand or (but only where specifically provided in the Procedures Memorandum) by telephone. Each communication shall be made to the relevant party at the e-mail address, fax number or address or telephone number and, in the case of a communication by e-mail, fax or letter, marked for the attention of, or (in the case of a communication by telephone) made to, the person or department from time to time specified in writing by that party to the others for the purpose. The initial e-mail address, telephone number, fax number and person or department so specified by each party are set out in the Procedures Memorandum. Any communication delivered by e-mail, fax or letter shall constitute delivery “in writing”.

24.2	A communication shall be deemed received (if by fax or e-mail) when an acknowledgement of receipt is received, (if by telephone) when made or (if by letter) when delivered, in each case in the manner required by this clause. However, if a communication is received after business hours on any business day or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective at the opening of business on the next business day in the place of receipt. Every communication shall be irrevocable save in respect of any manifest error in it.

24.3	Any communication given under or in connection with this Agreement shall be in English. All other documents provided under or in connection with this Agreement shall be:

(a)	in English; or

(b)	if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

25.	TAXES AND STAMP DUTIES

Each of the Issuers or, failing the Issuers, each of the Guarantors agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement by the Paying Agents.

26.	AMENDMENTS

This Agreement may be amended by all of the parties, without the consent of any Noteholder, Receiptholder or Couponholder, either:

(a)	for the purpose of curing any ambiguity or of curing, correcting or supplementing any manifest or proven error or any other defective provision contained in this Agreement; or

(b)	in any other manner which the parties may mutually deem necessary or desirable and which shall not be inconsistent with the Conditions and shall not, in the opinion of the Trustee, be materially prejudicial to the interests of the Noteholders.

27.	CONTRACT (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

28.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

28.1	The provisions of this Agreement and any non-contractual obligations arising out of or in connection with this Agreement are governed by, and shall be construed in accordance with, English law.

28.2	All parties agree that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement (including any dispute relating to any non-contractual obligations arising out of or in connection with this Agreement) and accordingly submit to the exclusive jurisdiction of the courts of England.

28.3	Each of the Obligors waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.

28.4	Each of the Obligors (other than WUKEF) irrevocably and unconditionally appoints WUKEF at its registered office for the time being, as its agent for service of process in England in respect of any suit, action or proceeding arising out of or in connection with this Agreement and undertakes that in the event of it ceasing so to act it will appoint such other person as the Trustee may approve as its agent for that purpose.

28.5	Each of the Obligors:

(a)	agrees to procure that, so long as any of the Notes remain liable to prescription, there shall be in force an appointment of such a person approved by the Trustee (such approval not to be unreasonably withheld or delayed) with an office in London with authority to accept service as aforesaid;

(b)	agrees that failure by any such person to give notice of such service of process to the relevant Obligor(s) shall not impair the validity of such service or of any judgment based thereon; and

(c)	agrees that nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

29.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery.

30.	LIMITATION OF LIABILITY OF WESTFIELD MANAGEMENT LIMITED

30.1

Westfield Management Limited enters into this Agreement only in its capacity as responsible entity and trustee of Westfield Trust (WT) and in no other capacity. A liability arising under or in connection with this Agreement is limited and can be enforced against Westfield Management Limited only to the extent to which it can be satisfied out of property of WT and for which Westfield Management Limited is actually indemnified for the liability. This limitation of Westfield Management Limited’s liability applies despite any other provisions of this Agreement and extends to all liabilities and obligations of Westfield Management Limited in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement, any other document in connection with it, or WT.

30.2	The Paying Agents may not sue Westfield Management Limited in any capacity other than as responsible entity and trustee for WT, including seeking the appointment of a receiver, a liquidator, an administrator or similar person to Westfield Management Limited or prove in any liquidation, administration or arrangement of or affecting Westfield Management Limited.

30.3	The limitation of liability provisions shall not apply to any obligation or liability of Westfield Management Limited to the extent that it is not satisfied because, under this Agreement or any other document in connection with it, or by operation of law, there is a reduction in the extent of Westfield Management Limited’s indemnification out of the assets of WT, as a result of Westfield Management Limited’s fraud, negligence or breach of trust.

30.4	It is also acknowledged that a breach of an obligation imposed on, or a representation or warranty given by, Westfield Management Limited under or in connection with this Agreement or any other document in connection with it will not be considered a breach of trust by Westfield Management Limited unless Westfield Management Limited has acted with negligence, or without good faith, in relation to the breach.

31.	LIMITATION OF LIABILITY OF WESTFIELD AMERICA MANAGEMENT LIMITED

31.1	Westfield America Management Limited enters into this Agreement only in its capacity as responsible entity and trustee of Westfield America Trust (WAT) and in no other capacity. A liability arising under or in connection with this Agreement is limited and can be enforced against Westfield America Management Limited only to the extent to which it can be satisfied out of property of WAT and for which Westfield America Management Limited is actually indemnified for the liability. This limitation of Westfield America Management Limited’s liability applies despite any other provisions of this Agreement and extends to all liabilities and obligations of Westfield America Management Limited in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement, any other document in connection with it, or WAT.

31.2	The Paying Agents may not sue Westfield America Management Limited in any capacity other than as responsible entity and trustee for WAT, including seeking the appointment of a receiver, a liquidator, an administrator or similar person to Westfield America Management Limited or prove in any liquidation, administration or arrangement of or affecting Westfield America Management Limited.

31.3	The limitation of liability provisions shall not apply to any obligation or liability of Westfield America Management Limited to the extent that it is not satisfied because, under this Agreement or any other document in connection with it, or by operation of law, there is a reduction in the extent of Westfield America Management Limited’s indemnification out of the assets of WAT, as a result of Westfield America Management Limited’s fraud, negligence or breach of trust.

31.4	It is also acknowledged that a breach of an obligation imposed on, or a representation or warranty given by, Westfield America Management Limited under or in connection with this Agreement or any other document in connection with it will not be considered a breach of trust by Westfield America Management Limited unless Westfield America Management Limited has acted with negligence, or without good faith, in relation to the breach.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

SCHEDULE 1

FORM OF CALCULATION AGENCY AGREEMENT

CALCULATION AGENCY AGREEMENT

[            ] 20[    ]

[WT FINANCE (AUST) PTY LIMITED

(ABN 16 108 806 711)]

[WESTFIELD FINANCE (AUST) LIMITED

(ABN 37 093 642 865)]

[WFA FINANCE (AUST) PTY LIMITED

(ABN 41 108 802 384)]

[WESTFIELD UK & EUROPE FINANCE PLC

(Registered Number 8094102)]

[WT FINANCE (NZ) LIMITED

(Registered Number 1528068)]

[WESTFIELD FINANCE (NZ) LIMITED

(Registered Number 1527864)]

U.S.$10,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

CALCULATION AGENCY AGREEMENT

in respect of [Description of Issue]

issued pursuant to the

U.S.$10,000,000,000 EURO MEDIUM TERM NOTE PROGRAMME

THIS AGREEMENT is made on [            ] 20[    ]

BETWEEN:

(1)	WT FINANCE (AUST) PTY LIMITED, ABN 16 108 806 711, a company incorporated with limited liability in Australia (WT Finance);

(2)	WESTFIELD FINANCE (AUST) LIMITED, ABN 37 093 642 865, a company incorporated with limited liability in Australia (WFAL);

(3)	WFA FINANCE (AUST) PTY LIMITED, ABN 41 108 802 384, a company incorporated with limited liability in Australia (WFAF);

(4)	WESTFIELD UK & EUROPE FINANCE PLC, registered number 8094102, a company incorporated with limited liability in England and Wales (WUKEF);

(5)	WT FINANCE (NZ) LIMITED, registered number 1528068, a company incorporated with limited liability in New Zealand (WT Finance NZ);

(6)	WESTFIELD FINANCE (NZ) LIMITED, registered number 1527864, a company incorporated with limited liability in New Zealand (WFNZ);

(7)	WESTFIELD HOLDINGS LIMITED, ABN 66 001 671 496, a company incorporated with limited liability in Australia (WHL);

(8)	WESTFIELD MANAGEMENT LIMITED, ABN 41 001 670 579, a company incorporated with limited liability in Australia, in its capacity as responsible entity and trustee of WESTFIELD TRUST, ARSN 090 849 746 (WML);

(9)	WESTFIELD AMERICA MANAGEMENT LIMITED, ABN 66 072 780 619, a company incorporated with limited liability in Australia, in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST, ARSN 092 058 449 (WAML and, together with WHL and WML, the Parent Guarantors);

(10)	WEA FINANCE LLC, a company formed with limited liability in the State of Delaware, United States of America (WEA Finance and together with each of WT Finance, WFAL, WFAF, WUKEF, WT Finance NZ and WFNZ which is not specified as an Issuer in relation to such Series of Notes in the applicable Final Terms, the Subsidiary Guarantors and, together with the Parent Guarantors, the Guarantors);

(11)	DEUTSCHE TRUSTEE COMPANY LIMITED whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB, England (the Trustee); and

(12)	[ ] of [ ] (the Calculation Agent, which expression shall include its successor or successors for the time being as calculation agent hereunder).

WHEREAS:

(A)	Each Series of Notes is issued by one or more of WT Finance, WFAL, WFAF, WUKEF, WT Finance NZ and WFNZ (WT Finance, WFAL, WFAF, WUKEF, WT Finance NZ and WFNZ, together the Issuers and each an Issuer), as specified in the applicable Final Terms. References herein to the relevant Issuer shall be references to whichever of one or more of WT Finance, WFAL, WFAF, WUKEF, WT Finance NZ and/or WFNZ is specified as the Issuer(s) or proposed Issuer(s) of such Notes in the applicable Final Terms. Each Series of Notes issued under the Programme will be severally guaranteed by the Parent Guarantors and jointly and severally guaranteed by the Subsidiary Guarantors.

(B)	The Issuers and the Parent Guarantors have entered into an amended and restated programme agreement with the Dealers named therein dated 27 June 2012 (as supplemented and updated from time to time, the Programme Agreement) pursuant to which the Issuers may issue Euro Medium Term Notes (Notes) with an aggregate nominal amount of up to U.S.$10,000,000,000 (or its equivalent in other currencies).

(C)	The Notes are constituted by the principal trust deed dated 13 December 2007, as supplemented by the First Supplemental Trust Deed dated 12 June 2009, the Second Supplemental Trust Deed dated 12 May 2010 and the Third Supplemental Trust Deed dated 27 June 2012 (together, the Trust Deed).

NOW IT IS HEREBY AGREED that:

1.	APPOINTMENT OF THE CALCULATION AGENT

The Calculation Agent is appointed, and the Calculation Agent agrees to act, as Calculation Agent in respect of each Series of Notes described in the Schedule (the Relevant Notes) for the purposes set out in clause 2 and on the terms of this Agreement. The agreement of the parties that this Agreement is to apply to each Series of Relevant Notes shall be evidenced by the manuscript annotation and signature in counterpart of the Schedule.

2.	DUTIES OF THE CALCULATION AGENT

The Calculation Agent shall in relation to each series of Relevant Notes (each a Series) perform all the functions and duties imposed on the Calculation Agent by the terms and conditions of the Relevant Notes (the Conditions) including endorsing the Schedule appropriately in relation to each Series of Relevant Notes.

3.	EXPENSES

The arrangements in relation to expenses will be separately agreed in relation to each issue of Relevant Notes.

4.	INDEMNITY

4.1	The relevant Issuer or, failing the relevant Issuer, each of the Parent Guarantors undertakes to indemnify the Calculation Agent against all losses, liabilities, costs, claims, actions, damages, expenses or demands which it may incur or which may be made against it as a result of or in connection with the appointment of or the exercise of the powers and duties by the Calculation Agent under this Agreement except such as may result from its own default, negligence or bad faith or that of its directors, officers or employees or any of them, or breach by it of the terms of this Agreement.

4.2	The Calculation Agent undertakes to indemnify the relevant Issuer and the Guarantors against all losses, liabilities, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of its default, negligence or bad faith or that of its directors, officers, agents or employees or breach by it of the terms of this Agreement.

4.3	The indemnities set out above shall survive any termination of this Agreement.

5.	CONDITIONS OF APPOINTMENT

5.1	In acting under this Agreement and in connection with the Relevant Notes, the Calculation Agent shall act solely as an agent of the relevant Issuer and the Guarantors and will not assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Notes or the receipts or coupons (if any) appertaining to the Relevant Notes (the Receipts and the Coupons, respectively).

5.2	In relation to each issue of Relevant Notes, the Calculation Agent shall be obliged to perform the duties and only the duties specifically stated in this Agreement and the Conditions and no implied duties or obligations shall be read into this Agreement or the Conditions against the Calculation Agent, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent expert in comparable circumstances.

5.3	The Calculation Agent may consult with legal and other professional advisers and the opinion of the advisers of high repute shall be full and complete protection in respect of any action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of the advisers.

5.4	The Calculation Agent shall be protected and shall incur no liability in respect of any action taken, omitted or suffered in reliance on any instruction from the relevant Issuer or the Guarantors or any document which it reasonably believes to be genuine and to have been delivered by the proper party or on written instructions from the relevant Issuer or the Guarantors.

5.5	The Calculation Agent and any of its officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Receipts or Coupons (if any) with the same rights that it or he would have had if the Calculation Agent were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the relevant Issuer or the Guarantors and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or in connection with any other obligations of the relevant Issuer or the Guarantors as freely as if the Calculation Agent were not appointed under this Agreement.

5.6	If the Calculation Agent fails to perform the duties which it is obliged to perform as are specifically set forth herein and in the Conditions, the Calculation Agent shall notify the relevant Issuer and the Trustee of such failure forthwith.

6.	TERMINATION OF APPOINTMENT

6.1	The relevant Issuer and the Guarantors may terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent at least 45 days’ prior written notice to that effect, provided that, so long as any of the Relevant Notes is outstanding:

(a)	the notice shall not expire less than 45 days before any date on which any calculation is due to be made in respect of any Relevant Notes; and

(b)	notice shall be given in accordance with the Conditions to the holders of the Relevant Notes at least 30 days before any removal of the Calculation Agent.

6.2	Notwithstanding the provisions of subclause 6.1, if at any time:

(a)	the Calculation Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or admits in writing its inability to pay or meet its debts as they may mature or suspends payment of its debts, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of the Calculation Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(b)	the Calculation Agent fails duly to perform any function or duty imposed on it by the Conditions and this Agreement,

the relevant Issuer and the Guarantors may immediately without notice terminate the appointment of the Calculation Agent, in which event notice of the termination shall be given to the holders of the Relevant Notes in accordance with the Conditions as soon as practicable.

6.3	The termination of the appointment of the Calculation Agent under subclauses 6.1 or 6.2 shall not entitle the Calculation Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

6.4	The Calculation Agent may resign its appointment under this Agreement at any time by giving to the relevant Issuer and the Guarantors at least 90 days’ prior written notice to that effect which notice shall not expire less than 10 days prior to the date on which any calculation or determination is to be made by the Calculation Agent pursuant to this Agreement and/or the Conditions. Following receipt of a notice of resignation from the Calculation Agent, the relevant Issuer shall promptly give notice of the resignation to the holders of the Relevant Notes in accordance with the Conditions.

6.5	Notwithstanding the provisions of subclauses 6.1, 6.2 and 6.4, so long as any of the Relevant Notes is outstanding, the termination of the appointment of the Calculation Agent (whether by the relevant Issuer, the Guarantors or by the resignation of the Calculation Agent) shall not be effective unless upon the expiry of the relevant notice a successor Calculation Agent has been appointed. The relevant Issuer and the Guarantors agree with the Calculation Agent that if, by the day falling 10 days before the expiry of any notice under subclause 6.4, the relevant Issuer and the Guarantors have not appointed a replacement Calculation Agent, the Calculation Agent shall be entitled, on behalf of the relevant Issuer and the Guarantors, to appoint as a successor Calculation Agent in its place a reputable financial institution of good standing which the relevant Issuer and the Guarantors shall approve.

6.6	Upon its appointment becoming effective, a successor Calculation Agent shall without any further action, become vested with all the authority, rights, powers, duties and obligations of its predecessor with the same effect as if originally named as the Calculation Agent under this Agreement.

6.7	If the appointment of the Calculation Agent under this Agreement is terminated (whether by the relevant Issuer and the Guarantors or by the resignation of the Calculation Agent), the Calculation Agent shall on the date on which the termination takes effect deliver to the successor Calculation Agent any records concerning the Relevant Notes maintained by it (except those documents and records which it is obliged by law or regulation to retain or not to release), and shall cooperate as fully as applicable law may allow with its successors, the relevant Issuer, the Guarantors and the Trustee but shall have no other duties or responsibilities under this Agreement.

6.8	Any corporation into which the Calculation Agent may be merged or converted, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when the merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, unless otherwise required by the relevant Issuer and the Guarantors, and after the said effective date all references in this Agreement to the Calculation Agent shall be deemed to be references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer shall immediately be given to the relevant Issuer, the Guarantors and the Agent by the Calculation Agent.

7.	COMMUNICATIONS

7.1	All communications shall be by e-mail, fax or letter delivered by hand. Each communication shall be made to the relevant party at the e-mail address, fax number or address and marked for the attention of the person or department from time to time specified in writing by that party to the others for the purpose. The initial e-mail address, fax number and person or department so specified by each party are set out in the Procedures Memorandum or, in the case of the Calculation Agent, on the signature page of this Agreement. Any communication delivered by e-mail, fax or letter shall constitute delivery “in writing”.

7.2	A communication shall be deemed received (if by fax or e-mail) when an acknowledgement of receipt is received or (if by letter) when delivered, in each case in the manner required by this clause 7. However, if a communication is received after business hours on any business day or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective at the opening of business on the next business day in the place of receipt. Every communication shall be irrevocable save in respect of any manifest error in it.

7.3	Any notice given under or in connection with this Agreement shall be in English. All other documents provided under or in connection with this Agreement shall be:

(a)	in English; or

(b)	if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

8.	DESCRIPTIVE HEADINGS AND COUNTERPARTS

8.1	The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

8.2	This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery.

9.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

10.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

10.1	The provisions of this Agreement and any non-contractual obligations arising out of or in connection with this Agreement are governed by, and shall be construed in accordance with, English law.

10.2	All parties agree that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement (including any dispute relating to any non-contractual obligations arising out of or in connection with this Agreement) and accordingly submit to the exclusive jurisdiction of the courts of England.

10.3	The relevant Issuer and the Guarantors waive any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.

10.4	The relevant Issuer (other than WUKEF) and the Guarantors irrevocably and unconditionally appoint WUKEF at its registered office for the time being, as their agent for service of process in England in respect of any suit, action or proceeding arising out of or in connection with this Agreement and undertake that in the event of it ceasing so to act they will appoint such other person as the Trustee may approve as their agent for that purpose.

10.5	The relevant Issuer and the Guarantors:

(a)	agree to procure that, so long as any of the Notes remain liable to prescription, there shall be in force an appointment of such a person approved by the Trustee (such approval not to be unreasonably withheld or delayed) with an office in London with authority to accept service as aforesaid;

(b)	agree that failure by any such person to give notice of such service of process to the relevant Issuer or the Guarantors shall not impair the validity of such service or of any judgment based thereon; and

(c)	agree that nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

11.	PARENT GUARANTORS’ OBLIGATIONS

The obligations of the Parent Guarantors under this Agreement are several and not joint nor joint and several.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

SCHEDULE TO THE CALCULATION AGENCY AGREEMENT

Series number	Issue Date	Maturity Date	Title and Nominal Amount	Annotation by Calculation Agent/relevant Issuer

SIGNATORIES

The Issuers

WT FINANCE (AUST) PTY LIMITED
WESTFIELD FINANCE (AUST) LIMITED
WFA FINANCE (AUST) PTY LIMITED
WESTFIELD UK & EUROPE FINANCE PLC
WT FINANCE (NZ) LIMITED
WESTFIELD FINANCE (NZ) LIMITED

By:

By:

(Signed on behalf of each of the above entities by two duly authorised attorneys)

The Guarantors

WESTFIELD HOLDINGS LIMITED
WESTFIELD MANAGEMENT LIMITED
WESTFIELD AMERICA MANAGEMENT LIMITED
WEA FINANCE LLC

By

By

(Signed on behalf of each of the above entities by two duly authorised attorneys)

DEUTSCHE TRUSTEE COMPANY LIMITED

By:

[CALCULATION AGENT]

[Name and address of Calculation Agent]
Telefax No:	[ ]
Attention:	[ ]

By:

SCHEDULE 2

FORM OF PUT NOTICE

[WT FINANCE (AUST) PTY LIMITED]

[WESTFIELD FINANCE (AUST) LIMITED]

[WFA FINANCE (AUST) PTY LIMITED]

[WESTFIELD UK & EUROPE FINANCE PLC]

[WT FINANCE (NZ) LIMITED]

[WESTFIELD FINANCE (NZ) LIMITED]

[title of relevant Series of Notes]

By depositing this duly completed Notice with any Paying Agent for the above Series of Notes (the Notes) the undersigned holder of such Notes surrendered with this Notice and referred to below irrevocably exercises its option to have such Notes redeemed in accordance with Condition 8.4 on [redemption date].

This Notice relates to Notes in the aggregate nominal amount of              bearing the following serial numbers:

If the Notes referred to above are to be returned (1) to the undersigned under clause 10.4 of the Agency Agreement, they should be returned by post to:

Payment Instructions

Please make payment in respect of the above-mentioned Notes by [cheque posted to the above address/transfer to the following bank account] (2):

Bank:

Branch Address:

Branch Code:

Account Number:

Signature of holder:
Duly authorised on behalf of [ ]

[To be completed by recipient Paying Agent]

Details of missing unmatured Coupons	(3)

Received by:

[Signature and stamp of Paying Agent]

At its office at:

On:

Notes

(1)	The Agency Agreement provides that Notes so returned will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance to the relevant Paying Agent at the time of depositing the Note referred to above.
(2)	Delete as applicable.
(3)	Only relevant for Fixed Rate Notes (other than Fixed Rate Notes which are also Index Linked Redemption Notes) in definitive form.

N.B.	The Paying Agent with whom the above-mentioned Notes are deposited will not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of such Paying Agent in relation to the said Notes or any of them unless such loss or damage was caused by the fraud or gross negligence of such Paying Agent or its directors, officers or employees.

This Put Option is not valid unless all of the paragraphs requiring completion are duly completed. Once validly given this Put Notice is irrevocable except in the circumstances set out in clause 10.4 of the Agency Agreement.

SIGNATORIES

The Issuers

WT FINANCE (AUST) PTY LIMITED
WESTFIELD FINANCE (AUST) LIMITED
WFA FINANCE (AUST) PTY LIMITED
WESTFIELD UK & EUROPE FINANCE PLC
WT FINANCE (NZ) LIMITED
WESTFIELD FINANCE (NZ) LIMITED

By:

By:

(Signed on behalf of each of the above entities by two duly authorised attorneys)

The Guarantors

WESTFIELD HOLDINGS LIMITED
WESTFIELD MANAGEMENT LIMITED
WESTFIELD AMERICA MANAGEMENT LIMITED
WEA FINANCE LLC

By:

By:

(Signed on behalf of each of the above entities by two duly authorised attorneys)

DEUTSCHE BANK AG, LONDON BRANCH

By:

DEUTSCHE TRUSTEE COMPANY LIMITED

By: